COMISKEY & COMPANY
                               789 Sherman Street
                                    Suite 440
                                Denver, CO 80203
                                 (303) 830-2255

                                 January 2, 1998

Board of Directors
Westmark Group Holdings, Inc.
355 N.E. 5th Avenue, Suite 4
Delray Beach, FL 33483


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Re: Westmark Group Holdings, Inc. ("Registrant")


Gentlemen:

         Effective December 30, 1997, Comiskey and Company has resigned as independent certified public accountants for Westmark Group Holdings, Inc. (the "Company").

         We have reviewed the Form 8-K dated January 2, 1998 and have no disagreement with the statements made by the Registrant in Item 4 of such Form 8-K. There were no disagreements between the Company and Comiskey and Company on any matter of accounting practices, financial statement disclosure, or auditing scope or procedure in connection with the audits of the fiscal years ended December 31, 1996, 1995, and 1994, nor any subsequent interim period preceding such resignation.

                                                     Very truly yours,

                                                      /s/ Comiskey and Company
                                                      -------------------------
                                                          Comiskey and Company





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